UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     May 17, 2010

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           In connection with the appointment of Jeffrey L. Wade as our executive vice president, corporate development and chief financial officer (as described in Item 5.02(c) below), James F. Tessmer, our vice president, finance and accounting, relinquished his function as our principal financial officer, effective as of May 17, 2010.  Mr. Tessmer will continue his function as our principal accounting officer.

(c)           Effective as of May 17, 2010, Jeffrey L. Wade was appointed as our executive vice president, corporate development and chief financial officer, in which capacity he will function as our principal financial officer.

Mr. Wade, 45, previously served as our executive vice president and general counsel since February 2000 and was our senior vice president and chief financial officer from January 1999 to February 2000.  From 1988 through December 1998, Mr. Wade was a corporate securities and finance attorney with the law firm of Andrews & Kurth L.L.P., for the last two years as a partner, where he represented companies in the biotechnology, information technology and energy industries.  Mr. Wade is a member of the boards of directors of the Texas Healthcare and Bioscience Institute and the Texas Life Science Center for Innovation and Commercialization.  He received his B.A. and J.D. from the University of Texas.

In connection with his appointment, Mr. Wade’s annual base salary was changed to $385,000 and his cash bonus target percentage was changed to 40% of his base salary.  The actual cash bonus, if any, will be determined in the discretion of the compensation committee of our board of directors based on the achievement of certain corporate goals and individual performance in 2010 and in accordance with the process applicable to all named executive officers.

In addition, we have granted Mr. Wade an option under our Equity Incentive Plan (the “Plan”) to purchase 100,000 shares of our common stock at an exercise price equal to $1.52, the fair market value of our common stock on the grant date, as determined in accordance with the terms of the Plan.  The option expires on the tenth anniversary of the grant date and vests with respect to 25% of the shares underlying the option on the first anniversary of the grant date and 1/48th per month for each month of service thereafter.  The option becomes fully vested with respect to all remaining unvested shares upon a change in control of our company.

There are no family relationships involving Mr. Wade which would require disclosure under Item 401(d) of Regulation S-K.  There are no current or proposed transactions in which Mr. Wade or any member of his immediate family has, or will have, a direct or indirect material interest which would require disclosure under Item 404(a) of Regulation S-K.

(e)           The information set forth in the third and fourth paragraphs of Item 5.02(c) is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: May 19, 2010	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel